Exhibit 5.1

July 6, 2015

ProNAi Therapeutics, Inc.

2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

Gentlemen and Ladies:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-204921) filed by ProNAi Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on June 12, 2015, as amended (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,705,000 shares of the Company’s Common Stock (the “Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on July 2, 2015 (the “Restated Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the Stock (the “Post-Effective Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws, adopted by the Company’s Board of Directors (the “Board”) on June 24, 2008 (the “Restated Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the consummation of the sale of the Stock (the “Post-Effective Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	minutes of meetings and actions by written consent of the Board and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate, the Post-Effective Restated Certificate, the Restated Bylaws and the Post-Effective Bylaws were approved;

(6)	minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Stock and related matters were approved;

(7)	the stock records for the Company that the Company has provided to us (consisting of a list of Stockholders and a list of the Company’s option and warrant holders and of any rights to purchase capital stock, each prepared by the Company and dated June 30, 2015, verifying the number of such issued and outstanding securities);

(8)	a Certificate of Good Standing issued by the Delaware Secretary of State dated July 2, 2015, stating that the Company is qualified to do business and is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”);

(9)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(10)	the underwriting agreement to be entered into by and among the Company and the several Underwriters named in Schedule A thereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, we are of the following opinion:

(1) the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) the up to 7,705,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Registration Statement or the facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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